Exhibit 10.41

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of January 5, 2022 (the “Effective Date”), by and among La Rosa Holdings Corp., a Nevada corporation (the “Buyer”), and KEVIN GUZMAN and CARMEN AILEEN GUZMAN, (together the “Seller”), and LA ROSA REALTY THE ELITE LLC, a Florida limited liability company located at 3815 Maryweather Lane, Suite 101, Wesley Chapel, FL 33544 (the “Company,” and together with the Buyer and Seller, the “Parties,” and individually, the “Parties”).”

RECITALS

WHEREAS, the Company is a real estate brokerage duly licensed and registered in the state of Florida (the “Business”);

WHEREAS, the Company and La Rosa Franchising LLC, a wholly-owned subsidiary of Buyer (“LRF”), entered into that certain Franchise Agreement with an effective date of July 1, 2019, as amended (the “Franchise Agreement”) pursuant to which the Company operates as a franchisee of LRF;

WHEREAS, the Seller Kevin Guzman, a duly licensed broker in the state of Florida, and Carmen Aileen Guzman, own 100% the outstanding membership interests (the “Membership Interests”) in the Company;

WHEREAS, the Seller desires to sell, and the Buyer wishes to purchase, the percentage of the Seller’s Membership Interests listed on Schedule A attached hereto (the “Interests”), to the Buyer, pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01        Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.02), the Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Sellers’ right, title, and interest in and to the Interests located on Schedule A attached hereto, free and clear of any Lien, for the consideration listed on and pursuant to the terms listed on Schedule A attached hereto (the “Transaction”). For purposes of this Agreement, all of Sellers’ right, title, and interest in and to the Interests shall include, but is not limited to: (a) Sellers’ capital accounts in the Company; (b) Sellers’ right to share in the profits and losses of the Company; (c) Sellers’ right to receive distributions from the Company; and (d) the exercise of all member rights, including the voting rights attributable to the Membership Interests.

Section 1.02       Closing. The consummation of the Transaction shall occur at a time and place agreed to by the Parties between the closing of the Company’s underwritten initial public offering and the 5th day thereafter (the “Closing”). The Parties agree that this Agreement shall automatically terminate if the Closing does not occur by the 10th day after the underwritten public offering is completed (the “Drop Dead Date”).

Section 1.03        Taxes.

(a)          Transfer Taxes. Sellers shall pay, and shall reimburse Buyer for, any sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

(b)          Withholding Taxes. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01        Seller and Company Representations. The Seller and the Company jointly and severally represent and warrant to the Buyer as follows:

(a)       the Company is a limited liability company, duly organized, validly existing, and in good standing under the laws of the Florida;

(b)       the Company is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(c)       the Company and Seller have the full right, power, and authority to enter into this Agreement, and to perform their obligations hereunder;

(d)       the execution, delivery, and performance of this Agreement by the Company and the Seller will not violate, conflict with, require consent under or result in any breach or default under (i) any of the Company organizational documents (including its articles of organization and limited liability company operating or (ii) any applicable law; or (iii) the provisions of any material contract or agreement to which Company or Seller is a party or to which any of its material assets are bound (“Company Contracts”);

(e)       this Agreement has been executed, and delivered by Company and Seller and (assuming due authorization, execution, and delivery by Buyer/Customer) constitutes the legal, valid, and binding obligations of Company and Seller, enforceable against Company and Seller in accordance with its terms;

(f)        the Company and Seller is in compliance with all applicable laws and Company Contracts relating to this Agreement, and the operation of the Business;

(g)       the Company and Seller have obtained all licenses, authorizations, approvals, consents, or permits required by applicable laws) to conduct its business generally and to perform its obligations under this Agreement;

(h)       no broker or finder is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of Buyer.

(i)        The Seller acknowledges this Agreement and the Transaction shall not relieve the Seller of its obligations under the Franchise Agreement.

(j)        Securities Laws.

   (i)       Investment Intent. The Seller is acquiring the shares of stock of the Buyer listed on Schedule A attached hereto (the “Securities”) solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Seller in this Agreement. The Seller understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

   (ii)       Restricted Securities. The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the undersigned understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder).

   (iii)       Legend. The certificates representing the Securities included in the Purchase Price will be imprinted with a customary Rule 144 restrictive legend in substantially the following form:

   “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT SUCH OTHER APPLICABLE LAWS.”

   (iv)       Gun-Jumping. The Seller acknowledges that the Company’s intended public offering is strictly confidential. Seller understands and acknowledges that Seller is prohibited under the Securities Act from disclosing or posting on social media anything relating to the public offering until it is consummated, and that any such violation of the “gun-jumping” prohibitions under the Securities Act exposes the Buyer, Company, and Seller to penalties by the Commission.

Section 2.02        Buyer Representations and Warranties. The Buyer represents and warrants to the Company and Seller that:

(a)       it is a corporation, duly organized, validly existing and in good standing under the laws of the Nevada;

(b)       it is duly qualified to do business and is in good standing in every jurisdiction in which such licensing and qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(c)       it has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder;

(d)       it has obtained all material licenses, authorizations, approvals, consents, or permits required by applicable laws (including the rules and regulations of all authorities having jurisdiction over the operation of its business as it relates to this Agreement).

(e)       there is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by the Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement;

(f)        no broker or finder is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of Buyer.

Section 2.03      NO OTHER REPRESENTATIONS OR WARRANTIES; NON-RELIANCE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS HEREIN, (A) NEITHER PARTY TO THIS AGREEMENT, NOR ANY OTHER PERSON ON SUCH PARTY’S BEHALF, HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH PARTY’S

ARTICLE III

COVENANTS

Section 3.01       Conduct of Business of the Company. During the period commencing on the Effective Date and continuing until the Closing Date, the Company and Seller agree that the Company, and Seller shall cause the Company, will carry on the Business only in the ordinary course and consistent with past practice.

Section 3.02        Access to Properties and Records. The Company and Seller shall provide (or shall cause to be provided) to Buyer and Buyer’s accountants, counsel, and other authorized advisors, with reasonable access, during business hours, to the Company’s premises and properties and its books and records and will cause the Company’s officers to furnish to Buyer and Buyer’s authorized advisors such additional documents as Buyer shall from time to time reasonably request. All of such data and information shall be kept confidential by Buyer and the Company unless and until the transactions contemplated herein are consummated.

Section 3.03       Filings with Governmental Entities and the FREC. The Parties shall work together to ensure that the Transaction is consummated pursuant to the statutes and administrative code of the State of Florida and any rules and regulations promulgated by the Florida Real Estate Commission (the “FREC”).

Section 3.04       Operating Agreement. In connection with this Agreement and the consummation of the Transaction contemplated hereby, the Parties agree to enter into an Amended and Restated Operating Agreement, a copy of which is attached hereto as Exhibit A, effective as of the Closing.

Section 3.05       Franchise Agreement. The Seller shall continue to fulfill the Seller’s obligations under the Franchise Agreement.

ARTICLE IV

TERMINATION

Section 4.01        Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by the mutual written consent of Buyer and Seller;

(b)          by Buyer and Seller, if there has been a breach of any of the representations and warranties made by the other that has not been cured after 10 days notification or by the Drop Dead Date.

Section 4.02        Effect of Termination. In the event of termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that nothing herein shall relieve any Party from liability for any willful breach of any provision of this Agreement.

Section 4.03       Survival. Notwithstanding the foregoing, Section 2.02(f), ARTICLE V, Section 6.03, Section 6.07, Section 6.16, Section 6.17 contained herein shall survive the termination of this Agreement.

ARTICLE V

INDEMNIFICATION

Section 5.01        Each Party agrees to indemnify the other Parties, their affiliates and their respective shareholders, members, directors, managers, officers, and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements (collectively, a “Loss”),

(a)          arising from or relating to any inaccuracy in or breach of any of the representations or warranties of the indemnifying party contained in this Agreement or any document delivered in connection herewith: or

(b)          any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement or any document delivered in connection herewith.

ARTICLE VI

MISCELLANEOUS

Section 6.01        Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 6.02        Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.03        Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.03):

If to Seller:	See signature page.

If to Buyer:	La Rosa Holdings Corp.
1420 Celebration Boulevard, Suite 200
Celebration, Florida 34747
Attn: Joseph La Rosa, CEO

With copy to	ELP Global PLLC
(which shall not constitute notice):	7901 KingsPointe Parkway, Suite 8
Orlando Florida 32819
Attn: Carlos J. Bonilla, Esq.

Section 6.04        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.05        Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify the Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.06        Entire Agreement. This Agreement and the schedules and exhibits to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the schedules and exhibits, the terms and provisions in the body of this Agreement shall control.

Section 6.07        Attorneys’ Fees. In the event that any Party institutes any legal suit, action, or proceeding, including arbitration, against the other Party to enforce the covenants contained in this Agreement arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 6.08        Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 6.09        Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.10        Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

Section 6.11        Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 6.12        Equitable Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13        Assignment. Neither Party may assign any of its rights hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.14        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 6.15        No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.16        Governing Law. All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 6.17        Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City and County of the Buyer, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

Section 6.18        Force Majeure. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other Party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion, hostilities, terrorist threats or acts, riot, or other civil unrest; (d) government order or law; (e) actions, embargoes, or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; and (g) national or regional emergency. The Party suffering a Force Majeure Event shall promptly give notice to the other Party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized.

Section 6.19        Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereto: (a) agrees that it shall not oppose the granting of such specific performance or relief; and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 6.20        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.21        Time of the Essence. Time shall be of the essence in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

Buyer:	LA ROSA HOLDINGS CORP.
	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

Company:	LA ROSA REALTY THE ELITE LLC
	By:	/s/ Kevin Guzman
	Name:	Kevin Guzman
	Title:	Manager

Seller:	KEVIN GUZMAN
	By:	/s/ Kevin Guzman
	Name:	Kevin Guzman
	Address:	3815 Maryweather Lane, Wesley Chapel, FL 33544

CARMEN AILEEN GUZMAN
	By:	/s/ Carmen Aileen Guzman
	Name:	Carmen Aileen Guzman
	Address:	3815 Maryweather Lane, Wesley Chapel, FL 33544

SCHEDULE A

Buyer:	La Rosa Holdings Corp.
Company:	LA ROSA REALTY THE ELITE LLC
Seller:	KEVIN GUZMAN and CARMEN AILEEN GUZMAN
Percentage of Seller’s Membership Interest in the Company being sold to the Buyer:	51%
Aggregate Purchase Price:	$1,237,968.71
Cash:	$N/A
Common Stock (1):	TBD

(1)	The number of shares issued will be the dollar amount of the Common Stock divided by the final sales price of the Company’s common stock in its underwritten public offering.

EXHIBIT A

[AMENDED AND RESTATED OPERATING AGREEMENT]